UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2008

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On April 7, 2008, the Company announced that it has signed an agreement with Citibank, N.A. to acquire Diners Club International and certain other information. A conference call to discuss the firm’s acquisition will be held at 8 a.m. Central time and can be accessed by dialing 1-800-573-4842 (U.S. domestic) or 1-617-224-4327 (international), passcode 15539168. The call will be accessible as an audio webcast through the Investor Relations section of the Web site. For those unable to listen to the live broadcast, a replay will be available on our Web site or by dialing 1-888-286-8010 (U.S. domestic) or 1-617-801-6888 (international), passcode 24976865, beginning approximately two hours after the event. The replay of the conference call will be available through April 14, 2008. A copy of this press release is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

The exhibit accompanying this report is listed in the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: April 7, 2008.	By:	/s/ Simon Halfin
	Name:	Simon Halfin
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 7, 2008.